UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2016 (December 21, 2016)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, MassRoots, Inc.

Item 5.02

Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 21, Mr. Jesus Quintero resigned as the Company’s Chief Financial Officer. Mr. Quintero’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors (the “Board”) on any matter relating to the operations, policies or practices of the Company.

On December 21, 2016, the Board approved the hiring of Mr. Robert “Bob” Pullar to serve as the Company’s new Chief Financial Officer, to be effective on January 1, 2017. In accordance with the terms of an employment agreement between the Company and Mr. Pullar (the “CFO Agreement”), Mr. Pullar will be employed at will by the Company. In addition to other customary terms, the CFO Agreement provides that Mr. Pullar shall receive (a) an annual base salary of $100,000, which shall adjust up to $150,000 upon meeting specified EBITDA thresholds, (b) benefits and insurance available to similarly situated employees under the Company’s benefits plan(s), and (c) awards of the Company’s common stock, par value $0.001 per share (“Common Stock”), as follows: (i) 100,000 shares of Common Stock vesting after 90 days of remaining employed as MassRoots’ Chief Financial Officer; (ii) 250,000 options to purchase shares of Common Stock vesting in one (1) year; (iii) up to 175,000 options to purchase shares of Common Stock, upon meeting specified EBITDA thresholds; and (iv) additional Common Stock and/or Common Stock option awards based on performance, to be determined by the Company.

The foregoing summary of the CFO Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CFO Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Prior to joining MassRoots, since October 2006, Mr. Pullar, age 48, co-owned and served as Managing Director of Axis Private Equity Group, LLC, an investment firm focused on making equity investments in well-managed, profitable companies. Mr. Pullar’s experience includes the negotiation of leveraged buyouts, management buyouts, recapitalizations and equity investments with privately held businesses and subsidiaries or divisions of public companies. Mr. Pullar brings to the Company a strong understanding of and tremendous experience in the financial industry.

Mr. Pullar does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K. Mr. Pullar does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

 Item 8.01

Other Events

On December 21, 2016, the Company issued a press release titled “MassRoots Recruits Robert Pullar as Chief Financial Officer.” A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated December 21, 2016, between the Company and Robert Pullar.

99.1	Press Release dated December 21, 2016, titled “MassRoots Recruits Robert Pullar as Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: December 27, 2016

By: /s/ Isaac Dietrich

Isaac Dietrich

Chief Executive Officer